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                                                                     EXHIBIT 5.1


      (713) 758-2128                                       (713) 615-5282

                                    June 14, 1999


Southwest Bancorporation of Texas, Inc.
4400 Post Oak Parkway
Houston, Texas 77027

Ladies and Gentlemen:

     We have acted as counsel to Southwest Bancorporation of Texas, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 as filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), which Registration Statement relates to the proposed offer and sale by the person named as the selling stockholder in the Registration Statement (the "Selling Stockholder") of an aggregate of up to 310,000 shares of the Company's common stock, $1.00 par value ("Company Common Stock"). In such connection, we are passing on certain legal matters in connection with the issuance of such shares. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement.

     In connection with rendering this opinion, we have examined such certificates, instruments and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion.
 In addition, we have relied as to factual matters on certificates of certain public officials and officers of the Company.

     Based upon the foregoing examination and review, we are of the opinion that the shares of Company Common Stock issuable upon conversion of the Selling Stockholder's 49% equity interest in Mitchell Mortgage Company L.L.C. into shares of Company Common Stock (the "Shares") have been validly authorized for issuance and, upon the issuance thereof pursuant to the Selling Stockholder's contractual right with respect to such conversion, the Shares will be validly issued, fully paid and non-assessable.

     This opinion is rendered as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,



                                       VINSON & ELKINS L.L.P.

0282:2102